UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): January 3, 2003

APPLE HOSPITALITY FIVE, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-100044	76-0713476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 South Third Street, Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Apple Hospitality Five, Inc. hereby amends Item 7 of its Current Report on Form 8-K dated January 3, 2003 and filed January 17, 2003 for the purpose of filing certain financial statements. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 7.     Financial Statements and Exhibits

a.	Financial Statements of Businesses Acquired

Westel Properties II, LTD

b.	Pro Forma Financial Information

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Balance Sheet As of December 31, 2002 (unaudited)	12
Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)	13
Pro Forma Condensed Consolidated Statements of Operations For the Year Ended December 31, 2002 (unaudited)	14
Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)	15

c.	Exhibits (All exhibits listed below were previously filed as part of the Current Report on Form 8-K dated January 3, 2003)

Exhibit	Description

1.1	Agency Agreement dated as of December 11, 2002 by and between David Lerner Associates, Inc. and Apple Hospitality Five, Inc.

1.2	Escrow Agreement dated as of December 11, 2002 by and among David Lerner Associates, Inc., Wachovia Bank, National Association and Apple Hospitality Five, Inc.

2.1

Purchase Contact dated as of December 18, 2002 by and between Westel Properties II, Ltd., Apple Suites Realty Group, Inc., and, to the extent provided therein, joined in by W. I. Realty I, L.P. (as subsequently assigned by Apple Suites Realty Group, Inc. to AHF Houston Westchase Limited Partnership).

3.1	Bylaws of Apple Hospitality Five, Inc.

10.1	[Intentionally Omitted]

10.2	[Intentionally Omitted]

10.3	Advisory Agreement dated as of January 3, 2003 by and between Apple Hospitality Five Advisors, Inc. and Apple Hospitality Five, Inc.

10.4	Subcontract and Assignment Agreement dated as of January 3, 2003 by and between Apple Hospitality Five Advisors, Inc. and Apple Suites Advisors, Inc.

10.5	Property Acquisition/Disposition Agreement dated as of January 3, 2003 between Apple Suites Realty Group, Inc. and Apple Hospitality Five, Inc.

10.6	2003 Incentive Plan of Apple Hospitality Five, Inc.

10.7	2003 Non-employee Directors Stock Option Plan of Apple Hospitality Five, Inc.

10.8	Hotel Lease Agreement effective as of January 3, 2003 between AHF Houston Westchase Limited Partnership, as Lessor, and AHF Services Limited Partnership, as Lessee.

10.9	Management Agreement dated as of April 8, 1996 by and between Westel Properties II, Ltd., as Owner, and Residence Inn by Marriott, Inc., as Manager (as amended).

10.10	First Amendment to Management Agreement dated as of October 8, 1997 by and between Westel Properties II, Ltd., as Owner, and Residence Inn by Marriott, Inc., as Manager.

10.11

Assignment, Assumption and Amendment of Management Agreement dated as of January 3, 2003 by and among Westel Properties II, Ltd., as Assignor, AHF Services Limited Partnership, as Assignee, and Residence Inn by Marriott, Inc., as Manager.

10.12	Owner Agreement dated as of January 3, 2003 between AHF Houston Westchase Limited Partnership, as Lessor, AHF Services Limited Partnership, as Lessee, and Residence Inn by Marriott, Inc., as Manager.

Report of Independent Auditors

Westel Associates II, LC, General Partner

Westel Properties II, LTD

We have audited the accompanying balance sheets of Westel Properties II, LTD (“the Partnership”) as of December 31, 2002 and 2001, and the related statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westel Properties II, LTD as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Richmond, Virginia

March 21, 2003

Westel Properties II, LTD

Balance Sheets

	December 31
	2002	2001
Assets
Investment in hotel, net of accumulated depreciation of $1,288,331 and $942,889, respectively	$6,728,225	$6,963,658
Cash and cash equivalents	323,128	364,967
Restricted cash	436,045	270,044
Due from third party manager	97,417	79,428
Deferred loan costs, net of accumulated amortization of $128,748 and $95,282, respectively	39,396	72,862
Other assets	60,000	60,000

Total assets	$7,684,211	$7,810,959

Liabilities and partners’ capital
Liabilities:
Notes payable—secured	$7,154,993	$7,332,830
Accounts payable and accrued expenses	12,418	11,392
Interest payable	25,808	30,744
Other liabilities	60,000	60,000

Total liabilities	7,253,219	7,434,966
Partners’ capital	430,992	375,993

Total liabilities and partners’ capital	$7,684,211	$7,810,959

See accompanying notes.

Westel Properties II, LTD

Statements of Operations

	Year ended December 31
	2002	2001	2000
Revenues:
Suite revenue	$3,840,688	$3,638,237	$3,224,820
Other revenue	220,574	204,095	212,175

Total revenues	4,061,262	3,842,332	3,436,995
Expenses:
Operating expenses	730,856	722,174	736,867
Hotel administrative expenses	383,183	356,210	374,045
Sales and marketing	179,508	173,945	172,848
Utilities	150,500	155,915	137,864
Repair and maintenance	136,008	123,580	110,774
Franchise fees	192,035	176,719	128,993
Management fees	224,411	204,449	151,748
Taxes, insurance, and other	210,135	198,361	205,361
General and administrative	46,023	50,382	61,974
Depreciation of real estate owned	345,442	331,989	330,782

Total expenses	2,598,101	2,493,724	2,411,256
Operating income	1,463,161	1,348,608	1,025,739
Interest income	9,029	12,140	31,574
Interest expense	(367,301)	(546,549)	(728,582)

Net income	$1,104,889	$814,199	$328,731

See accompanying notes.

Westel Properties II, LTD

Statements of Partners’ Capital

Balance, December 31 1999	$1,007,215
Distributions	(1,043,700)
Net income	328,731

Balance, December 31, 2000	292,246
Distributions	(730,452)
Net income	814,199

Balance, December 31, 2001	375,993
Distributions	(1,049,890)
Net income	1,104,889

Balance, December 31, 2002	$430,992

See accompanying notes.

Westel Properties II, LTD

Statements of Cash Flows

	Year ended December 31
	2002	2001	2000
Operating activities
Net income	$1,104,889	$814,199	$328,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of hotel assets	345,442	331,989	330,782
Amortization of deferred loan costs	33,466	33,629	33,629
Change in operating assets and liabilities:
Due from third-party manager	(17,989)	9,805	(43,279)
Prepaid expenses and other	—	—	5,063
Accounts payable	1,026	1,036	61,291
Interest payable	(4,936)	(30,547)	69,384

Net cash provided by operating activities	1,461,898	1,160,111	785,601

Investing activities
Capital expenditures	(110,009)	(8,180)	(6,421)
Restricted cash	(166,001)	(172,745)	(14,135)

Net cash used in investing activities	(276,010)	(180,925)	(20,556)

Financing activities
Distributions to Partners	(1,049,890)	(730,452)	(1,043,700)
Repayment of principal on notes payable	(177,837)	(117,047)	(50,123)

Net cash used in financing activities	(1,227,727)	(847,499)	(1,093,823)

Decrease (increase) in cash and equivalents	(41,839)	131,687	(328,778)
Cash and equivalents at beginning of year	364,967	233,280	562,058

Cash and equivalents at end of year	$323,128	$364,967	$233,280

Supplemental cash flow information:
Interest paid, no amounts capitalized	$338,790	$543,466	$693,291

See accompanying notes.

Westel Properties II, LTD

Notes to Financial Statements

December 31, 2002 and 2001

1.	Organization

Westel Properties II, LTD (“the Partnership”) is a Texas Limited Partnership which was formed on September 9, 1996, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with Residence Inn by Marriott (“Marriott). The hotel, located in Houston, Texas, became operational in February 1999, when the management agreement with Marriott International, Inc. became effective and the hotel commenced operations.

The Partnership consists of a general partner, Westel Associates II, L.C. (“WA II”) who has a 30% interest in the Partnership and a limited partner MRIW, LTD who has a 70% interest in the Partnership. Profits and losses are shared on a pro rata basis.

2.	Significant Accounting Policies

Cash and Equivalents

Cash and equivalents include cash as well as investments in short-term money market securities.

Restricted Cash

The Partnership is also required to fund the Manager with sufficient funds, generally 5% of revenue, to cover the cost of replacements and renewals to the hotel’s property and improvements. The Manager holds these funds in escrow on behalf of the hotel until the funds are spent on capital improvements.

Investment in Hotel

The investment in hotel is stated at cost. Interest and property taxes incurred during construction of facilities is capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings and five years for furniture, fixtures, and equipment.

The Partnership records impairment losses on hotel properties used in the operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Deferred Loan Costs

Deferred loan costs consist of loan fees paid in connection with the issuance of notes payable which are amortized on a straight-line basis that approximates the interest method over the term of the note payable. Amortization is included in interest expense in the statement of operations.

Westel Properties II, LTD

Notes to Financial Statements (continued)

Income Taxes

No federal or state income taxes are payable by the Partnership, and therefore, no tax provision has been reflected in the accompanying financial statements. The partners are required to included their respective share of Partnership profits or losses in their individual tax returns. The tax returns, the status of the Partnership as such for tax purposes, and the amount of allocable Partnership income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the partnership status, or in changes to allocable Partnership income or loss, the tax liability of the partners would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Fair Value of Financial Instruments

The fair value of the Partnership’s cash, restricted cash, receivables, and notes payable approximate their carrying amounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

3.	Investment in Hotel

The hotel began construction in January 1998 and was completed and began operations in February 1999. The following is a reconciliation of the carrying value of investment in hotels at December 31, 2002 and 2001:

	December 31
	2002	2001
Land	$1,392,670	$1,392,670
Building and improvements	5,549,978	5,549,978
Furniture, fixtures, and equipment	1,073,908	963,899

Total	8,016,556	7,906,547
Less: accumulated depreciation	(1,288,331)	(942,889)

Investment in hotel, net	$6,728,225	$6,963,658

Westel Properties II, LTD

Notes to Financial Statements (continued)

4.	Notes Payable

On March 2, 1999, the Partnership entered into a mortgage note payable with GMAC Commercial Mortgage Corporation for $7,500,000 which is secured by the Partnership’s hotel. The mortgage note payable has a term of five years and is payable on April 1, 2004. The interest rate on the note is one month LIBOR plus 275 basis points. Principal payments were not required until April 1, 2000 and are based on an amount sufficient to fully amortize the loan over a 25-year period. The loan was repaid in full with proceeds from the sale of the hotel in January 2003 to Apple Hospitality Five, Inc. (see Note 7).

5.	Management Agreements

The Company’s hotel is subject to a management agreement under which Residence Inn by Marriott, Inc. (the “Manager”) manages the Partnership’s hotel. The management agreement covers an initial term of 20 years with renewal terms at the option of the Manager of up to an additional 10 years. The agreement provides for payment of base management fees, which are calculated annually and are 2% of sales, and incentive management fees, which are generally equal to 25% of operating profit (as defined in the management agreement) over a priority return (as defined in the management agreement) to the Partnership. Incentive management fees are payable only if and to the extent there is sufficient cash flow from the hotel after consideration of a priority return on investment and consideration of the funding of property improvements. Amounts not currently payable are deferred and are payable in future years only if and to the extent there is sufficient cash flow from future operations. All management incentive fees were paid during 2002, 2001, and 2000.

6.	Related Parties

The Partnership has contracted with Westel Associates II, L.C. (“WA II”), the general partner, to advise and provide day to day management services to the Partnership. In accordance with the contract, the Partnership will pay WA II an annual fee equal to 1% of the gross revenues generated by the operation of the hotel. The fee is to be paid quarterly in arrears out of net cash flow after payment of all debt service and other expenses. WA II earned $40,844, $38,423 and $34,370 for the years ended December 31, 2002, 2001 and 2000, respectively.

The Partnership contracted with WA II to be the developer of the hotel during its construction. The Partnership paid WA II $310,000 in connection for these services which was capitalized to investment in hotel.

7.	Subsequent Event

In January 2003, the Partnership sold its hotel investment to Apple Hospitality Five, Inc. for $14.3 million.

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002 (unaudited)

Basis of Presentation

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Five, Inc. ("Hospitality") gives effect to the purchase of a Residence Inn by Marriott ("Residence Inn Houston") on January 3, 2003, containing 120 suites and the purchase of three Homewood Suites by Hilton on January 26, 2003, containing a combined total of 393 suites as if the transactions had occurred on December 31, 2002. The Company purchased the Houston property from Westel Properties II, LTD for approximately $14.3 million and the three Homewood Suites from Hilton for $32.2 million.

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott and Promus Hotels, Inc. (a wholly-owned subsidiary of Hilton Hotels Corporation) will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Hospitality, the historical balance sheet of Westel Properties II, LTD, (Residence Inn Houston) and the historical balance sheet of Three Homewood Suites.

The following unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of Hospitality is not necessarily indicative of what actual financial condition Hospitality would have been assuming such transactions had been completed on December 31, 2002, nor does it purport to represent the future combined financial position of Hospitality.

These unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Westel Properties II, LTD, and combined financial statements of Three Homewood Suites incorporated by reference into this prospectus.

	Historical Company Balance Sheet	Historical Marriott Residence Inn Houston	Historical Three Homewood Suites	Acquisition Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$—	$6,728,225	32,090,328	$47,341,416	(B)	$47,341,416
				(38,818,553	)(C)
Cash and cash equivalents	3,033	323,128	220,533	(457,853	)(H)	88,841
Prepaid offering costs	504,733	—	0	—		504,733
FF&E reserve	—	436,045	—			436,045
Deferred acquisition costs	57,008	—	0			57,008
Accounts receivable	—	97,417	210,164	(307,581	)(D)	—
Other assets	—	99,396	24,912	(124,308)		—

Total Assets	$564,774	$7,684,211	$32,545,937	$7,633,121		$48,428,043

LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable	$—	$7,154,993	$—	$(7,154,993)		$—
Notes payable	218,143	—	—	—		218,143
Accounts payable and accrued expenses	327,389	12,418	35,043	—		374,850
Accounts payable affiliate	—	—	2,855,786	(2,855,786	)(E)	—
Interest payable	282	25,808				26,090
Distributions payable	—	—				—
Other accrued expenses	—	60,000	693,471	(693,471	)(E)	60,000

Total Liabilities	545,814	7,253,219	3,584,300	(10,704,250)		679,083

Shareholders' equity/Partners' Capital		430,992	28,961,637	(29,392,629	)(F)	—
Class B convertible stock, authorized 240,000 shares	24,000					24,000
Common stock, no par value, authorized 200,000,000	110			47,730,000	(A,G)	47,730,110
Net income greater than distributions	(5,150)	—	—	—		(5,150)

Total Shareholders' Equity	18,960	430,992	28,961,637	18,337,371		47,748,960

Total Liabilities and Shareholders' Equity	$564,774	$7,684,211	$32,545,937	$7,633,121		$48,428,043

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited):

(A)	Capital raised represents net proceeds from equity offering needed to fund the total purchase price (net of assumed escrows and liabilities) of $47,730,000, which, when divided by the estimated net raised percentage of 88% (10% commission and other offering costs of 2%) represents gross proceeds of $54,238,636
(B)	Total purchase price consists of the following:

	Houston	3 Homewood Suites	Total Combined
Purchase price per contract	$14,300,000	$32,200,000	$46,500,000
Escrows assumed	(436,045)	—	(436,045)
Liabilites assumed	12,418	35,043	47,461

Sub-total	13,876,373	32,235,043	46,111,416
Acquisition fee payable to Apple Suites Realty Group	286,000	644,000	930,000
Additional estimated closing costs	100,000	200,000	300,000

Total purchase price	$14,262,373	$33,079,043	$47,341,416

Purchase Price, net of assumed escrows and liabilities	$14,686,000	$33,044,000	$47,730,000
Net Raise Percentage	0.88	0.88	.88
Gross dollars needed to fund acquisitions	$16,688,636	$37,550,000	$54,238,636
Gross dollars needed from initial offering	$16,688,636	$33,311,364	$50,000,000
Cost per share under initial offering	$10.50	$10.50	10.50

Shares from initial offering at $10.50 per share	1,589,394	3,172,511	4,761,905
Gross dollars needed after initial offering		$4,238,636	$4,238,636
Cost per share after initial offering		$11.00

Shares after initial offering at $11 per share		385,331	385,331

Total shares needed to fund acquisitions	1,589,394	3,557,841	5,147,235

(C)	Represents elimination of historical net carrying value of real estate under prior owner.

(D)	Represents elimination of net deferred loan costs and other intangible assets associated with prior owner.

(E)	Represents elimination of liabilities associated with prior owner, not assumed by the Company.

(F)	Represents elimination of equity associated with the prior owner.

(G)	Represents additional capital raised in 2002 necessary to fund the cash portion of the acquisition.

(H)	Represents elimination of 80% of cash held by prior owners, with remaining estimated 20% at hotel levels transfering to the Company per terms of the purchase agreement.

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2002

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Hospitality Five, Inc. ("Hospitality") gives effect to the purchase of a Residence Inn by Marriott ("Residence Inn Houston") on January 3, 2003, containing 120 suites and the purchase of three Homewood Suites by Hilton on January 26, 2003, containing a combined total of 393 suites as if the transactions had occurred on January 1, 2002. The Company purchased the Houston property from Westel Properties II, LTD for approximately $14.3 million and the three Homewood Suites from Hilton for $32.2 million.

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott and Promus Hotels, Inc. (a wholly-owned subsidiary of Hilton Hotels Corporation) will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, the historical Statements of Operations of Westel Properties II, LTD, and the combined historical Statement of Operations of Three Homewood Suites. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2002 for the twelve month Statement of Operations, nor does it purport to represent the results of operations for future periods.

These unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Westel Properties II, LTD, and combined financial statements of Three Homewood Suites incorporated by reference into this prospectus.

For the year ended December 31, 2002 (unaudited)

	Historical Company Statement of Operations	Historical Residence Inn Houston (A)	Pro Forma Adjustments		Pro Forma before acquisition of Three Homewood Suites	Historical Three Homewood Suites (A)	Pro Forma Adjustments		Total Pro Forma
Revenue:
Suite revenue	$—	$3,840,688	$—		$3,840,688	$8,757,599	—		$12,598,287
Other operating revenue	—	220,574	—		220,574	463,521	—		684,095
Interest income	—	9,029	—		9,029	—	$—		9,029

Total revenue	—	4,070,291	—		4,070,291	9,221,120	—		13,291,411

Expenses:
Operating expenses	—	1,580,075			1,580,055	4,778,159			6,358,214
General and administrative	2,343	46,003	125,000	(B)	173,346	—	200,000	(B)	373,346
Franchise fees	—	192,035	—		192,035	313,469	—		505,504
Management fees	—	224,411	—		224,411	313,469	—		537,880
Permits, Licenses & Lease Payments	—	—	—		—	—	—		—
Taxes, insurance and other	2,525	210,135	—		212,660	443,792	—		656,452
Depreciation of real estate owned	—	345,442	(345,442	)(C)	—	1,745,549	(1,745,549	)(C)	1,266,969
			386,966	(D)	386,966		880,003	(D)
Interest	282	367,301	(367,301	)(E)	282	—	—		282

Total expenses	5,150	2,965,402	(200,797)		2,769,755	7,594,438	(665,596	)(F)	9,698,647

Income tax expense	—	—	—	(F)	—	618,139	(618,139	)(G)	—

Net income	$(5,150)	$1,104,889	$200,797		$1,300,536	$1,008,543	$1,283,685		$3,592,764

Earnings per common share:
Basic and diluted	$(515.00)				$0.82				$0.70

Basic and diluted weighted average common shares outstanding	10		1,589,394	(H)	1,589,404		3,557,841	(H)	5,147,245

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2002 for the respective periods prior to acquisition by the Company in 2003.
(B)	Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, and other costs associated with being a public company.
(C)	Represents removal of historical depreciation and amortization expense.
(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Depreciable assets are $12,283,995 for the Houston hotel and $28,295,395 for the Three Homewood Suites hotels.
(E)	The Hotels were purchased for all cash, therefore, the interest related to prior owners debt was removed.
(F)	Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.
(G)	Represents elimination of income taxes of prior owner (see note F)
(H)	Represents the number of shares assuming Residence Inn III LLC was acquired at the beginning of the period presented. See note B to the pro forma condensed consolidated balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY FIVE, INC.

By:	/s/ GLADE M. KNIGHT
Glade M. Knight, President

April 17, 2003